Exhibit 10.1

EXECUTION VERSION

EXTENSION AGREEMENT

EXTENSION AGREEMENT, dated as of October 7, 2016 (this “Agreement”), to that certain Five-Year Credit Agreement, dated as of October 9, 2015 (as amended from time to time prior to the date hereof, the “Five-Year Credit Agreement”), among, inter alios, Lockheed Martin Corporation (the “Company”), the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein are used as defined in the Five-Year Credit Agreement.

WHEREAS, pursuant to a Notice of Extension Request dated July 20, 2016, the Company requested that the Commitment Termination Date be extended by one year pursuant to Section 2.18 of the Five-Year Credit Agreement (the “Requested Extension”);

WHEREAS, in connection with the Requested Extension, the parties hereto intend to further amend the Five-Year Credit Agreement in the manner set forth herein (the “Additional Amendments”);

WHEREAS, pursuant to Section 2.18 and Section 9.07 of the Five-Year Credit Agreement, the Requested Extension and Additional Amendments may, subject to the terms and conditions set forth in the Five-Year Credit Agreement, be consummated with the consent of the Required Lenders, the Administrative Agent and the Company;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Extension of Five-Year Credit Agreement. Each of the parties hereto hereby agrees to extend, effective as of the Effective Date (as defined below), the Commitment Termination Date under the Five-Year Credit Agreement, for one year, to October 9, 2021.

2. Additional Amendment of the Five-Year Credit Agreement. Effective as of the Effective Date, the Five-Year Credit Agreement is hereby amended as follows (the Five-Year Credit Agreement, as so amended by this Paragraph 2 and as extended pursuant to Paragraph 1, the “Amended Five-Year Credit Agreement”):

a. The following defined terms are hereby added to Section 1.01 of the Five-Year Credit Agreement in appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

b. Clause (d) of the definition of “Defaulting Lender” in Section 1.01 of the Five-Year Credit Agreement is hereby amended to (1) add the text “(i)” immediately after “(d)” at the beginning of such clause and (2) add the text “or (ii) has become the subject of a Bail-in Action” immediately after the phrase “reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender”.

c. Article 4 of the Five-Year Credit Agreement is hereby amended to add the following Section 4.14 immediately after Section 4.13 thereof:

Section 4.14. EEA Financial Institution Status. The Company does not constitute an EEA Financial Institution.

d. Article 9 of the Five-Year Credit Agreement is hereby amended to add the following Section 9.19 immediately after Section 9.18 thereof:

Section 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

3. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Company represents and warrants to each other party hereto that as of the Effective Date this Agreement has been duly executed and delivered by the Company, and this Agreement and the Amended Five-Year Credit Agreement constitute, in each case, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

4. Effective Date. This Agreement and the extension of and amendments to the Five-Year Credit Agreement set forth in Paragraph 1 and Paragraph 2 above shall become effective on the date hereof, upon receipt by the Administrative Agent of duly executed counterparts of this Agreement that, when taken together, bear the signatures of the Company, the Administrative Agent and the Required Lenders (such date, the “Effective Date”). The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

5. Effect of Amendments. Except as expressly set forth herein or in the Amended Five-Year Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other party under the Five-Year Credit Agreement or any related document, and shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Five-Year Credit Agreement or any related document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Five-Year Credit Agreement, the Amended Five-Year Credit Agreement or any related document in similar or different circumstances. On and after the Effective Date, each reference in the Five-Year Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall be deemed a reference to the Amended Five-Year Credit Agreement. For the avoidance of doubt, this Agreement constitutes an Extension Agreement under the Five-Year Credit Agreement.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

7. Costs and Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means (including .pdf or .tif) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

9. Headings. Section headings herein are included for convenience only and shall not affect the interpretation of this Agreement.

10. Severability. If any provision of this Agreement or the Amended Five-Year Credit Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the Amended Five-Year Credit Agreement shall not be affected or impaired thereby. The invalidity of a provision hereof or thereof in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

BANK OF AMERICA, N.A.

By:	/s/ Jeannette Lu
Name: Jeannette Lu
Title: Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd. As Lender

By:	/s/ Maria Iarriccio
Name: Maria Iarriccio
Title: Director

Barclays Bank PLC

By:	/s/ Vanessa Kurbatskiy
Name: Vanessa Kurbatskiy
Title: Vice President

CITIBANK, N.A.

By:	/s/ Millie Schild
Name: Millie Schild
Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Mark Koneval
Name: Mark Koneval
Title: Managing Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

CREDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Eugene Kenny
Name: Eugene Kenny
Title: Vice President

By:	/s/ Nicolas Regent
Name: Nicolas Regent
Title: Vice President

GOLDMAN SACHS BANK USA

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signature

JPMORGAN CHASE BANK, N.A.

By:	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

LLOYDS BANK PLC,

By:	/s/ Erin Walsh
Name: Erin Walsh
Title: Assistant Vice President Transaction Execution Category A W004

By:	/s/ Daven Popat
Name: Daven Popat
Title: Senior Vice President Transaction Execution Category A P003

MIZUHO BANK, LTD

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

Morgan Stanley Bank, N.A.

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

THE NORTHERN TRUST COMPANY

By:	/s/ Peter J. Hallan
Name: Peter J. Hallan
Title: Vice President

Riyad Bank, Houston Agency

By:	/s/ Michael Meiss
Name: Michael Meiss
Title: General Manager

By:	/s/ Paul N. Travis
Name: Paul N. Travis
Title: Vice President & Head of Corporate Finance

Royal Bank of Canada

By:	/s/ Benjamin Lennon
Name: Benjamin Lennon
Title: Authorized Signatory

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kimberly R. Costa
Name: Kimberly R. Costa
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David Kee
Name: David Kee
Title: Managing Director

TORONTO DOMINION (NEW YORK) LLC

By:	/s/ Savo Bozic
Name: Savo Bozic
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jonathan F. Lindvall
Name: Jonathan F. Lindvall
Title: Vice President

UniCredit Bank AG, New York Branch

By:	/s/ Douglas Riahi
Name: Douglas Riahi
Title: Managing Director

By:	/s/ Peter Daugavietis
Name: Peter Daugavietis
Title: Associate Director

Wells Fargo Bank, N.A., as Lender

By:	/s/ Adam Spreyer
Name: Adam Spreyer
Title: Vice President

Agreed and accepted:

LOCKHEED MARTIN CORPORATION

By:	/s/ John W. Mollard
Name: John W. Mollard
Title: Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Mollie S. Canup
Name: Mollie S. Canup
Title: Vice President